     As filed with the Securities and Exchange Commission on April 2, 1996
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              HARCOR ENERGY, INC.
                (Name of Registrant as specified in its charter)

             DELAWARE                                1330                               33-0234380
   (State or other jurisdiction          (Primary Standard Industrial                (I.R.S. Employer
of incorporation or organization)         Classification Code Number)               Identification No.)

                       4400 POST OAK PARKWAY, SUITE 2220
                              HOUSTON, TEXAS 77027
                                 (713) 961-1804
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                  GARY S. PECK
                             VICE PRESIDENT-FINANCE
                       4400 POST OAK PARKWAY, SUITE 2220
                              HOUSTON, TEXAS 77027
                                 (713) 961-1804
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

       HARCOR ENERGY, INC. 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                                    Copy to:

                                MICHAEL P. FINCH
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2128

                             ---------------------


                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                        Proposed            Proposed
    Title of each class of        Amount to be      maximum offering    maximum aggregate       Amount of
  securities to be registered      registered        price per share    offering price(1)   registration fee
- ------------------------------------------------------------------------------------------------------------
 Common Stock,
   par value $.10  . . . . .         300,000         $     (1)             $1,355,033            $468.00
============================================================================================================

(1) In accordance with Rule 457(h), the aggregate offering price of 70,000 shares of Common Stock registered hereby is based upon the price at which outstanding options granted may be exercised for such Common Stock. With respect to the remaining 230,000 shares of Common Stock, the aggregate offering price is estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported on the National Association of Securities Dealers, Inc. Automated Quotation System of the Common Stock on March 27, 1996.

================================================================================
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                                    PART II

            INFORMATION NOT REQUIRED IN THIS REGISTRATION STATEMENT

    This Registration Statement on Form S-8 is to register for sale under the Securities Act of 1993, as amended, an additional 300,000 shares of Common Stock, $.10 par value, of HarCor Energy, Inc. (the "Company") pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, the contents of the Company's previously filed Registration Statement on Form S-8 relating to the Plan (File No. 33-69312), including all exhibits thereto, are incorporated herein by reference.

ITEM 8.  EXHIBITS

           5     --   Opinion of Vinson & Elkins L.L.P. (including consent)

          23.1   --   Consent of Arthur Andersen LLP

          23.2   --   Consent of Ryder Scott Company Petroleum Engineers

          23.3   --   Consent of Huddleston & Co. Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of April, 1996.


                                        HARCOR ENERGY, INC.


                                        By: /s/ MARK G. HARRINGTON
                                                Mark G. Harrington
                                                Chairman of the Board and
                                                Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark G. Harrington, Francis H. Roth and Gary S. Peck, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                         TITLE                                         DATE
/s/  MARK G. HARRINGTON                     Chairman of the Board                              April 2, 1996
     Mark G. Harrington                      Chief Executive Officer and Director
                                             (Principal Executive Officer)

/s/  FRANCIS H. ROTH                        President, Chief Operating Officer                 April 2, 1996
     Francis H. Roth                         and Director

/s/  GARY S. PECK                           Vice President-Finance,                            April 2, 1996
     Gary S. Peck                            Chief Financial Officer and Secretary

/s/  ROBERT J. CRESCI                       (Principal Financial and                           April 2, 1996
     Robert J. Cresci                        Accounting Officer)

/s/  VINOD K. DAR                           Director                                           April 2, 1996
     Vinod K. Dar

_____________________________               Director
David E. K. Frischkorn, Jr.

_____________________________               Director
Ambrose K. Monell

/s/  HERBERT OAKES                          Director                                           April 2, 1996
     Herbert Oakes

/s/  ROBERT A. SHORE                        Director                                           April 2, 1996
     Robert A. Shore






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                             EXHIBIT  INDEX


           5     --   Opinion of Vinson & Elkins L.L.P. (including consent)

          23.1   --   Consent of Arthur Andersen LLP

          23.2   --   Consent of Ryder Scott Company Petroleum Engineers

          23.3   --   Consent of Huddleston & Co. Inc.